AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                              NAYNA NETWORKS, INC.

                          SSDI ACQUISITION CORPORATION,

                                       AND

                              SOUTH SEAS DATA, INC.







                                  May 17, 2005

1.       Definitions...........................................................1

2.       The Merger............................................................5
         2.1      The Merger...................................................5
         2.2      Closing; Effective Time......................................5
         2.3      Effect of the Merger.........................................5
         2.4      Articles of Incorporation; Bylaws............................5
         2.5      Directors and Officers.......................................5
         2.6      Effect on Capital Stock......................................5
         2.7      Surrender of Certificates....................................7
         2.8      No Further Ownership Rights in SSDI Capital Stock............9
         2.9      Lost, Stolen or Destroyed Certificates.......................9
         2.10     Tax Consequences.............................................9
         2.11     Taking of Necessary Action; Further Action..................10

3.       Representations and Warranties of SSDI...............................10
         3.1      Organization, Standing and Power............................10
         3.2      Authority...................................................10
         3.3      Governmental Authorization..................................11
         3.4      Financial Statements........................................11
         3.5      Capital Structure...........................................12
         3.6      Absence of Certain Changes..................................12
         3.7      Absence of Undisclosed Liabilities..........................13
         3.8      Litigation..................................................13
         3.9      Restrictions on Business Activities.........................13
         3.10     Intellectual Property.......................................13
         3.11     Interested Party Transactions...............................17
         3.12     Minute Books................................................17
         3.13     Complete Copies of Materials................................17
         3.14     Material Contracts..........................................17
         3.15     Inventory...................................................18
         3.16     Accounts Receivable.........................................18
         3.17     Customers and Suppliers.....................................18
         3.18     Employees and Consultants...................................19
         3.19     Title to Property...........................................19
         3.20     Environmental Matters.......................................19
         3.21     Taxes.......................................................20
         3.22     Employee Benefit Plans......................................22
         3.23     Employee Matters............................................24
         3.24     Insurance...................................................24
         3.25     Compliance With Laws........................................25
         3.26     Brokers' and Finders' Fee...................................25
         3.27     Privacy Policies and Web Site Terms and Conditions..........25
         3.28     International Trade Matters.................................26
         3.29     Representations Complete....................................26

4.       Representations and Warranties of Nayna and Merger Sub...............27
         4.1      Organization, Standing and Power............................27
         4.2      Authority...................................................27
         4.3      Capital Structure...........................................28
         4.4      Financial Statements........................................28
         4.5      Absence of Certain Charges..................................29
         4.6      Absence of Undisclosed Liabilities..........................29
         4.7      Minute Book.................................................30
         4.8      Title to Property...........................................30
         4.9      Compliance With Laws........................................30
         4.10     Issuance of Shares..........................................30
         4.11     Litigation..................................................30
         4.12     Interim Operations of Merger Sub............................31
         4.13     Representations Complete....................................31
         4.14     SEC Documents; Financial Statements.........................31

5.       Conduct Prior to the Effective Time..................................32
         5.1      Conduct of Business of SSDI.................................32
         5.2      No Solicitation.............................................34

6.       Additional Agreements................................................35
         6.1      Preparation of Solicitation Statement.......................35
         6.2      Approval of Shareholders....................................36
         6.3      Sale of Shares Pursuant to Regulation D.....................36
         6.4      Access to Information.......................................36
         6.5      Confidentiality.............................................37
         6.6      Public Disclosure...........................................37
         6.7      Regulatory Approval; Further Assurances.....................37
         6.8      Blue Sky Laws...............................................38
         6.9      Nonaccredited Stockholders..................................38
         6.10     Listing of Addditional Shares...............................38
         6.11     Employees...................................................39
         6.12     Reorganization..............................................39
         6.13     Expenses....................................................39
         6.14     Registration of Shares Issued in the Merger.................39
         6.15     Line of Credit..............................................42
         6.16     Distribution of Assets......................................42

7.       Conditions to the Merger.............................................42
         7.1      Conditions to Obligations of Each Party to Effect
                    the Merger................................................42
         7.2      Additional Conditions to the Obligations of Nayna
                    and Merger Sub............................................43
         7.3      Additional Conditions to Obligations of SSDI................45

8.       Termination, Amendment and Waiver....................................45
         8.1      Termination.................................................45
         8.2      Effect of Termination.......................................46
         8.3      Amendment...................................................46
         8.4      Extension; Waiver...........................................46

9.       Indemnification......................................................46
         9.1      Survival of Warranties......................................46
         9.2      SSDI Indemnification........................................46
         9.3      Nayna Indemnification.......................................47

10.      General Provisions...................................................47
         10.1     Notices.....................................................47
         10.2     Definitions.................................................48
         10.3     Counterparts................................................48
         10.4     Entire Agreement; Nonassignability; Parties in Interest.....48
         10.5     Severability................................................49
         10.6     Remedies Cumulative.........................................49
         10.7     Governing Law...............................................49
         10.8     Rules of Construction.......................................49
         10.9     Amendment; Waiver...........................................49
         10.10    Enforcement.................................................50
         10.11    Survival....................................................50

                                LIST OF EXHIBITS

Exhibit A           Agreement of Merger

Exhibit B           Escrow Agreement

Exhibit C           Investor Representation Statement

                      AGREEMENT AND PLAN OF REORGANIZATION


         This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of May 17, 2005 by and among Nayna Networks, Inc., a Nevada corporation ("Nayna"), SSDI Acquisition Corporation, a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Nayna, South Seas Data, Inc., a Colorado corporation ("SSDI"), and, solely with respect to Sections 6.11 and 9 hereof, John A. Marzano ("Principal Shareholder"), the principal shareholder of SSDI ("Shareholders' Agent").

                                    RECITALS

         A. The Boards of Directors of SSDI, Nayna and Merger Sub believe it is in the best interests of their respective companies and the shareholders of their respective companies that SSDI and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into SSDI (the "Merger") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, the outstanding shares of SSDI common stock, no par value ("SSDI Common Stock"), shall be converted into the right to receive the Merger Consideration (as defined in Section 2.6(a)) upon the terms and subject to the conditions set forth herein.

         C. SSDI, Nayna and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

         D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

         NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Agreement of Merger" has the meaning set forth in Section y2.1.

         "Average Closing Price" has the meaning set forth in Section y2.6(e).

         "CERCLA" has the meaning set forth in Section 3.20(a)(i).

         "Certificates" has the meaning set forth in Section y2.7(c).

         "Closing" has the meaning set forth in Section y2.2.

         "Closing Date" has the meaning set forth in Section y2.2.

         "COBRA" has the meaning set forth in Section y3.22(e).

         "Code" has the meaning set forth in Recital D.

         "Colorado Law" has the meaning set forth in Section y2.1.

         "Confidential Information" has the meaning set forth in Section y3.10(i).

         "Confidentiality Agreement" has the meaning set forth in Section y6.5.

         "Copyrights" has the meaning set forth in Section y3.10(a)(iii).

         "Delaware Law" has the meaning set forth in Section y2.1.

         "Dissenting Shares" has the meaning set forth in Section y2.6(f).

         "Dissenting Shareholder" has the meaning set forth in Section y2.6(f).

         "Effective Time" has the meaning set forth in Section y2.2.

         "Environmental Laws" has the meaning set forth in Section y3.20(a)(i).

         "ERISA" has the meaning set forth in Section y3.22(a).

         "ERISA Affiliate" has the meaning set forth in Section y3.22(a).

         "Escrow Agreement" has the meaning set forth in Section 2.6(a).

         "Exchange Act" has the meaning set forth in Section y3.4.

         "Exchange Agent" has the meaning set forth in Section y2.7(a).

         "Exchange Fund" has the meaning set forth in Section y2.7(b).

         "Exchange Ratio" has the meaning set forth in Section y2.6(a).

         "Governmental Entity" has the meaning set forth in Section y3.2.

         "Hazardous Materials" has the meaning set forth in Section y3.20(a)(ii).

         "HIPAA" has the meaning set forth in Section y3.22(e).

         "Holder" has the meaning set forth in Section y6.14(a).

         "Holder Indemnitee" has the meaning set forth in Section y6.14(e).

         "HSR" has the meaning set forth in Section y3.2.

         "Indemnified Person" has the meaning set forth in Section y6.14(g).

         "Indemnifying Person" has the meaning set forth in Section y6.14(g).

         "Individuals" has the meaning set forth in Section y3.27(a)(ii).

         "Intellectual Property" has the meaning set forth in Section y3.10(a).

         "Issued Patents" has the meaning set forth in Section y3.10(a)(i).

         "Material" has the meaning set forth in Section y10.2.

         "Material Adverse Effect" has the meaning set forth in Section y10.2.

         "Material Contract" has the meaning set forth in Section y3.14.

         "Merger" has the meaning set forth in Recital A.

         "Merger Consideration" has the meaning set forth in Section y2.6(a).

         "Merger Sub" has the meaning set forth in the introductory paragraph.

         "NASD" has the meaning set forth in Section y4.2.

         "Nayna" has the meaning set forth in the introductory paragraph.

         "Nayna Common Stock" has the meaning set forth in Section y2.6(a).

         "Nayna Disclosure Schedule" has the meaning set forth in Section y4.

         "Patent Applications" has the meaning set forth in Section y3.10(a)(ii).

         "Patents" has the meaning set forth in Section y3.10(a)(ii).

         "Price-Protected Securities" has the meaning set forth in Section
2.6(a).

         "Privacy Statements" has the meaning set forth in Section y3.27(a)(ii).

         "Registrable Securities" has the meaning set forth in Section 2.6(a).

         "Registration Date" has the meaning set forth in Section 2.6(a).

         "Registration Statement" has the meaning set forth in Section 2.6(a).

         "Resumption Notice" has the meaning set forth in Section y6.14(c).

         "RCRA" has the meaning set forth in Section y3.20(a)(i).

         "Returns" has the meaning set forth in Section y3.21(b).

         "SEC" has the meaning set forth in Section y4.2.

         "Securities Act" has the meaning set forth in Section y2.6(f).

         "Shareholders' Agent" has the meaning set forth in the introductory paragraph.

         "Subsidiary" has the meaning set forth in Section y10.2.

         "Surviving Corporation" has the meaning set forth in Section y2.1.

         "Suspension Notice" has the meaning set forth in Section y6.14(c).

         "Suspension Right" has the meaning set forth in Section y6.14(c).

         "SSDI" has the meaning set forth in the introductory paragraph.

         "SSDI Balance Sheet" has the meaning set forth in Section y3.7.

         "SSDI Balance Sheet Date" has the meaning set forth in Section y3.6.

         "SSDI Capital Stock" has the meaning set forth in Section y2.6(b).

         "SSDI Common Stock" has the meaning set forth in Recital B.

         "SSDI Disclosure Schedule" has the meaning set forth in Section y3.

         "SSDI Employee Plans" has the meaning set forth in Section y3.22(a).

         "SSDI Financial Statements" has the meaning set forth in Section y3.4.

          "SSDI Intellectual Property" has the meaning set forth in Section y3.10(c).

         "SSDI Products" has the meaning set forth in Section y3.10(c)(ii).

         "SSDI Sites" has the meaning set forth in Section y3.27(a)(i).

          "SSDI Software" has the meaning set forth in Section y3.10(k).

         "SSDI's Current Facilities" has the meaning set forth in Section y3.20(b).

         "SSDI's Facilities" has the meaning set forth in Section y3.20(b).

         "Tax" and "Taxes" have the meanings set forth in Section y3.21(a).

         "Termination Date" has the meaning set forth in Section y9.1.

         "Terms and Conditions" has the meaning set forth in Section y3.27(a)(iii).

         "Third Party Intellectual Property" has the meaning set forth in Section y3.10(d).

         "Trademarks" has the meaning set forth in Section y3.10(a)(iv).

         "U.S. Person" has the meaning set forth in Section y7.2(i).

      2. The Merger.

           2.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement, the Agreement of Merger attached hereto as Exhibit A (the "Agreement of Merger") and the applicable provisions of the Delaware General Corporation Law ("Delaware Law") and the Colorado Business Corporation Act ("Colorado Law"), Merger Sub shall be merged with and into SSDI, the separate corporate existence of Merger Sub shall cease and SSDI shall continue as the surviving corporation (the "Surviving Corporation").

           2.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable, but no later than two (2) business days, after the satisfaction or waiver of each of the conditions set forth in Section y7 hereof, or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the Company's offices, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Agreement of Merger, together with Articles of Merger, with the Secretary of State of the State of Colorado, in accordance with the relevant provisions of Colorado Law (the time of such filing being the "Effective Time"). The parties shall also promptly cause a Certificate of Merger to be filed with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law.

           2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Agreement of Merger and the applicable provisions of Colorado Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of SSDI and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of SSDI and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

           2.4 Articles of Incorporation; Bylaws.

               (a) At the Effective Time, Article II of the Articles of Incorporation of SSDI shall be amended to read in its entirety: "The total authorized capital stock of the corporation shall be 1,000 shares of Common Stock."

               (b) The Bylaws of SSDI, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

           2.5 Directors and Officers. At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, to serve until their respective successors are duly elected or appointed and qualified.

           2.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, SSDI or the holders of any of the following securities:

               (a) Conversion of SSDI Capital Stock. Subject to adjustment as may be required hereunder and the Escrow Agreement in the form attached hereto as Exhibit B ("Escrow Agreement"), each share of SSDI Common Stock issued and outstanding immediately prior to the Effective Time shall be converted and exchanged, without any action on the part of the holders thereof, into the right to receive that number of validly issued, fully paid and nonassessable shares of the common stock, $.001 par value, of Nayna ("Nayna Common Stock") which equal the amount obtained by dividing 600,000 of Nayna Common Stock (the "Merger Consideration") by the number of shares of SSDI Common Stock issued and outstanding immediately prior to the Effective Time (the "Exchange Ratio"), subject to Section y2.6(e).

               Nayna hereby agrees to use its reasonable commercial efforts to cause the shares of the Merger Consideration (the "Registrable Securities") to be registered under the Securities Act so as to permit the resale thereof, and in connection therewith shall use its commercially reasonable efforts to prepare and file a registration statement with the SEC with respect to the Registrable Securities (the "Registration Statement") pursuant to Section 6.14 below. The 350,000 of the Registrable Securities (the "Price-Protected Securities") shall be subject to adjustment based on the price of Nayna Common Stock prior to the date on which the Registrable Securities are registered under the Securities Act (the "Registration Date"). If the average of the closing prices of Nayna Common Stock as reported on the applicable U.S. exchange on which Nayna Common Stock is then trading during the twenty trading days ending one day prior to the Registration Date (the "Average Closing Price") is less than $1.80, then Nayna shall issue an additional number of registered shares of Nayna Common Stock which when added to the number of shares of Price-Protected Securities and multiplied by the Average Closing Price would produce an aggregate value of $630,000.00. If the Average Closing Price is more than $2.40, then the SSDI shareholders shall retain that portion of the Price-Protected Securities which when multiplied by the Average Closing Price would produce an aggregate value of $840,000.00 and return to Nayna the remainder of the Price-Protected Securities. In order to secure the mutual obligations hereunder, Nayna will issue the Price-Protected Securities into an escrow account to be governed by the Escrow Agreement.

               (b) Cancellation of SSDI Capital Stock Owned by Nayna. At the Effective Time, each share of SSDI Common Stock ("SSDI Capital Stock") owned by Nayna or any direct or indirect wholly owned subsidiary of Nayna immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

               (c) Capital Stock of Merger Sub. At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

               (d) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Nayna Common Stock, (or SSDI Common Stock), reorganization, recapitalization or other like change with respect to Nayna Common Stock or SSDI Common Stock occurring after the date hereof and prior to the Effective Time.

               (e) Fractional Shares. No fraction of a share of Nayna Common Stock will be issued, but in lieu thereof each holder of shares of SSDI Common Stock who would otherwise be entitled to a fraction of a share of Nayna Common Stock (after aggregating all fractional shares of Nayna Common Stock to be received by such holder) shall receive from Nayna an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) the average of the closing prices of Nayna Common Stock as reported on the Over The Counter Bulletin Board during the twenty trading days ending one day prior to the Effective Time. The fractional share interests of each SSDI shareholder shall be aggregated, so that no SSDI shareholder shall receive cash in respect of fractional share interests in an amount greater than the value of one full share of Nayna Common Stock.

               (f) Dissenters' Rights. Notwithstanding any provision of this Agreement to the contrary, any shares of SSDI Common Stock held by a holder who has demanded and perfected such holder's right for appraisal of such shares in accordance with Colorado Law and who, as of the Effective Time, has not effectively withdrawn or lost such right to appraisal ("Dissenting Shares"), if any, shall not be converted into the Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Colorado Law. SSDI shall give Nayna prompt notice of any demand received by SSDI to require SSDI to purchase shares of Common Stock of SSDI, and Nayna shall have the right to direct and participate in all negotiations and proceedings with respect to such demand. SSDI agrees that, except with the prior written consent of Nayna, or as required under the Colorado Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of Colorado Law, becomes entitled to payment of the fair value for shares of SSDI Capital Stock shall receive payment therefore (but only after the value therefore shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Nayna shall issue and deliver, upon surrender by such shareholder of a certificate or certificates representing shares of SSDI Capital Stock, the portion of the Merger Consideration to which such shareholder would otherwise be entitled under this Section y2.6 and the Agreement of Merger.

               (g) Certificate Legends. The shares of Nayna Common Stock to be issued pursuant to this Section y2.6 shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. Each certificate evidencing shares of Nayna Common Stock to be issued pursuant to this Section y2.6 shall bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

and any legends required by state securities laws.

           2.7 Surrender of Certificates.

               (a) Exchange Agent. Interwest Transfer Co., Inc. or such other institution selected by Nayna with the reasonable consent of SSDI shall act as exchange agent (the "Exchange Agent") in the Merger.

               (b) Nayna to Provide Common Stock and Cash. Promptly after the Effective Time, Nayna shall supply or cause to be supplied to the Exchange Agent for exchange in accordance with this Section y2 through such reasonable procedures as Nayna may adopt (i) certificates evidencing the shares of Nayna Common Stock issuable pursuant to Section y2.6(a) in exchange for shares of SSDI Capital Stock outstanding immediately prior to the Effective Time; and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section y2.6(a) (collectively, (i) and (ii) shall be referred to as the "Exchange Fund").

               (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of SSDI Common Stock, whose shares were converted into the right to receive shares of Nayna Common Stock (and cash in lieu of fractional shares) pursuant to Section y2.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Nayna may reasonably specify); (ii) such other customary documents as may be required pursuant to such instructions; and (iii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Nayna Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Nayna, together with such letter of transmittal and other documents, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefore (i) the number of whole shares of Nayna Common Stock; (ii) any dividends or other distributions to which such holder is entitled pursuant to Section y2.7(d); and (iii) cash (without interest) in respect of fractional shares as provided in Section y2.6(e), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that prior to the Effective Time represented shares of SSDI Common Stock will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends, to evidence the ownership of the number of full shares of Nayna Common Stock into which such shares of SSDI Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section y2.6.

               (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Nayna Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Nayna Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Nayna Common Stock issued in exchange therefor, without interest at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section y2.7(d)) with respect to such shares of Nayna Common Stock.

               (e) Transfers of Ownership. At the Effective Time, the stock transfer books of SSDI shall be closed, and there shall be no further registration of transfers of SSDI Common Stock thereafter on the records of SSDI. If any certificate for shares of Nayna Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Nayna or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Nayna Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Nayna or any agent designated by it that such tax has been paid or is not payable.

               (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of SSDI one year after the Effective Time shall be delivered to Nayna, upon demand, and any shareholders of SSDI who have not previously complied with this Section y2.7 shall thereafter look only to Nayna for payment of their claim for the Merger Consideration and any dividends or distributions with respect to Nayna Common Stock.

               (g) No Liability. Notwithstanding anything to the contrary in this Section y2.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (h) Dissenting Shares. The provisions of this Section y2.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Nayna under this Section y2.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the Merger Consideration to which such holder is entitled pursuant to Section y2.6 hereof.

           2.8 No Further Ownership Rights in SSDI Capital Stock. The Merger Consideration delivered upon the surrender for exchange of shares of SSDI Capital Stock in accordance with the terms hereof (including any dividends, distributions or cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of SSDI Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of SSDI Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section y2.

           2.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof such Merger Consideration (and dividends, distributions and cash in lieu of fractional shares) as may be required pursuant to Section y2.6; provided, however, that Nayna may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Nayna, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

           2.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.

           2.11 Taking of Necessary Action; Further Action. Each of Nayna, Merger Sub and SSDI will take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SSDI and Merger Sub, the officers and directors of SSDI and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

      3. Representations and Warranties of SSDI. SSDI represents and warrants to Nayna and Merger Sub that the statements contained in this Section y3 are true and correct, except as disclosed in a document of even date herewith and delivered by SSDI to Nayna on the date hereof referring to the representations and warranties in this Agreement (the "SSDI Disclosure Schedule"). The SSDI Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section y3, and the disclosure in any such numbered and lettered section of the SSDI Disclosure Schedule shall qualify only the corresponding subsection in this Section y3 (except to the extent disclosure in any numbered and lettered section of the SSDI Disclosure Schedule is specifically cross-referenced in another numbered and lettered section of the SSDI Disclosure Schedule).

           3.1 Organization, Standing and Power. SSDI is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado. SSDI has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect (as defined in Section 10.2) on SSDI. SSDI has delivered a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of SSDI, each as amended to date, to Nayna. SSDI is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. SSDI has no Subsidiaries (as defined in Section 10.2). Except as set forth on Section y3.1 of the SSDI Disclosure Schedule, SSDI does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

           3.2 Authority. SSDI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SSDI subject only to the approval of the Merger by SSDI's shareholders as contemplated by Section y7.1(a). The affirmative vote of the holders of a majority of the shares of SSDI's Common Stock outstanding on the record date for the Written Consent of Shareholders relating to this Agreement is the only vote of the holders of any of SSDI's Capital Stock necessary under Colorado Law to approve this Agreement and the transactions contemplated hereby. The Board of Directors of SSDI has unanimously (a) approved this Agreement and the Merger; (b) determined that in its opinion the Merger is in the best interests of the shareholders of SSDI and is on terms that are fair to such shareholders; and (c) recommended that the shareholders of SSDI approve this Agreement and the Merger. This Agreement has been duly executed and delivered by SSDI and constitutes the valid and binding obligation of SSDI enforceable against SSDI in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. Except as set forth on Schedule 3.2, the execution and delivery of this Agreement by SSDI does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under
(a) any provision of the Articles of Incorporation or Bylaws of SSDI, as amended; or (b) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SSDI or any of their properties or assets, in the case of clause (b), except for such conflicts, violations, defaults, rights of termination, cancellation or acceleration as could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SSDI. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to SSDI in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (a) the filing of the Agreement of Merger, together with the required officers' certificates, and the filing of the Articles of Merger, each as provided in Section y2.2; (b) filings required under Regulation D of the Securities Act of 1933; (c) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws; (d) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"); and (e) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not be reasonably expected to have a Material Adverse Effect on SSDI and could not reasonably be expected to prevent, or materially alter or delay, any of the transactions contemplated by this Agreement.

           3.3 Governmental Authorization. SSDI has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (a) pursuant to which SSDI currently operates or holds any interest in any of its properties; or (b) that is required for the operation of SSDI's business or the holding of any such interest and all of such authorizations are in full force and effect except where the failure to obtain or have any such authorizations could not reasonably be expected to have a Material Adverse Effect on SSDI.

           3.4 Financial Statements.

               (a) SSDI will deliver to Nayna prior to Closing its audited financial statements for each of the fiscal years ended December 31, 2003 and 2004 and its unaudited financial statements for the four month period ended April 30, 2005 (collectively, the "SSDI Financial Statements"). The SSDI Financial Statements have been prepared in accordance with generally accepted accounting principles (except that the unaudited financial statements do not contain footnotes and are subject to normal recurring year-end audit adjustments, the effect of which will not, individually or in the aggregate, be materially adverse) applied on a consistent basis throughout the periods presented and consistent with each other. The SSDI Financial Statements fairly present the consolidated financial condition, operating results and cash flow of SSDI as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of the unaudited SSDI Financial Statements.

               (b) SSDI maintains and will continue to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of financial statements of SSDI and to maintain accountability for assets; (iii) access to SSDI's assets is permitted only in accordance with management's authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. SSDI is not party to or otherwise involved in any "off-balance sheet arrangements" (as defined in Item 303 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

           3.5 Capital Structure. The authorized capital stock of SSDI consists of 50,000 shares of SSDI Common Stock, of which there were issued and outstanding as of the close of business on December 31, 2004, 5,000 shares. No SSDI preferred stock is authorized nor issued. All outstanding shares of SSDI Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to rights of first refusal created by statute, the Articles of Incorporation or Bylaws of SSDI or any agreement to which SSDI is a party or by which it is bound. There are no options, warrants, calls, rights, commitments or agreements of any character to which SSDI is a party or by which it is bound, obligating SSDI to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of SSDI Capital Stock or obligating SSDI to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on Schedule 3.5, there are no other contracts, commitments or agreements relating to voting, purchase or sale of SSDI Capital Stock (a) between or among SSDI and any of its shareholders; and (b) to SSDI's knowledge, between or among any of SSDI's shareholders, except for the shareholders delivering the Shareholder Agreements. All shares of outstanding SSDI Common Stock and rights to acquire SSDI Common Stock were issued in compliance with all applicable federal and state securities laws.

           3.6 Absence of Certain Changes. Since December 31, 2004 (the "SSDI Balance Sheet Date"), SSDI has conducted its business in the ordinary course consistent with past practice and there has not occurred (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on SSDI;
(b) any acquisition, sale or transfer of any material asset of SSDI other than in the ordinary course of business and consistent with past practice; (c) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by SSDI or any revaluation by SSDI of any of its assets; (d) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of SSDI or any direct or indirect redemption, purchase or other acquisition by SSDI of any of its shares of capital stock; (e) any Material Contract entered into by SSDI, other than in the ordinary course of business and as provided to Nayna, or any material amendment or termination of, or default under, any Material Contract (as defined in Section 3.14) to which SSDI is a party or by which it is bound; (f) any amendment or change to the Articles of Incorporation or Bylaws of SSDI; (g) any increase in or modification of the compensation or benefits payable or to become payable by SSDI to any of its directors or employees; or (h) any negotiation or agreement by SSDI to do any of the things described in the preceding clauses (a) through (g) (other than negotiations with Nayna and its representatives regarding the transactions contemplated by this Agreement). At the Effective Time, there will be no accrued but unpaid dividends on shares of SSDI's capital stock.

           3.7 Absence of Undisclosed Liabilities. SSDI has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (a) those set forth or adequately provided for in the balance sheet of SSDI as of the SSDI Balance Sheet Date (the "SSDI Balance Sheet"); (b) those incurred in the ordinary course of business and not required to be set forth in the SSDI Balance Sheet under generally accepted accounting principles; (c) those incurred in the ordinary course of business since the SSDI Balance Sheet Date and consistent with past practice; and (d) those incurred in connection with the execution of this Agreement.

           3.8 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, foreign or domestic, or, to the knowledge of SSDI, threatened against SSDI or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on SSDI. There is no judgment, decree or order against SSDI, or, to the knowledge of SSDI, any of its respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on SSDI. All litigation to which SSDI is a party (or, to the knowledge of SSDI, threatened to become a party) is described in Section y3.8 of the SSDI Disclosure Schedule.

           3.9 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon SSDI that has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of SSDI, any acquisition of property by SSDI or the conduct of business by SSDI as currently conducted or as proposed to be conducted by SSDI.

           3.10 Intellectual Property.

               (a) For purposes of this Agreement, "Intellectual Property" means:

                   (i) all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, "Issued Patents");

                   (ii) all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively "Patent Applications" and, with the Issued Patents, the "Patents");

                   (iii) all copyrights, copyrightable works, semiconductor topography and mask work rights, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions (collectively, "Copyrights");

                   (iv) trademarks, registered trademarks, applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names (collectively, "Trademarks") and domain name registrations;

                   (v) all technology, ideas, inventions, designs, proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data, computer programs, hardware, software and processes; and (vi) all other intangible assets, properties and rights (whether or not appropriate steps have been taken to protect, under applicable law, such other intangible assets, properties or rights).

               (b) SSDI owns and has good and marketable title to, or possesses legally enforceable rights to use, all Intellectual Property used or currently proposed to be used in the business of SSDI as currently conducted or as proposed to be conducted by SSDI. The Intellectual Property owned by and licensed to SSDI collectively constitutes all of the Intellectual Property necessary to enable SSDI to conduct its business as such business is currently being conducted. No current or former officer, director, stockholder, employee, consultant or independent contractor has any right, claim or interest in or with respect to any SSDI Intellectual Property (as defined in Section 3.10(c) below).

               (c) With respect to each item of Intellectual Property incorporated into any product of SSDI or otherwise used in the business of SSDI (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $10,000 on standard terms and conditions, as modified for SSDI's operations) ("SSDI Intellectual Property"), Section y3.10 of the SSDI Disclosure Schedule lists:

                   (i) all Issued Patents and Patent Applications, all registered Trademarks, and pending trademark registrations and all registered Copyrights, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed; and

                   (ii) the following agreements relating to each of the products of SSDI (the "SSDI Products") or other SSDI Intellectual Property: all
(A) agreements granting any right to distribute or sublicense a SSDI Product on any exclusive basis; (B) any exclusive licenses of Intellectual Property to or from SSDI; (C) agreements pursuant to which the amounts actually paid or payable under firm commitments to SSDI are $10,000 or more; (D) joint development agreements; (E) any agreement by which SSDI grants any ownership right to any SSDI Intellectual Property owned by SSDI; (F) any order relating to Intellectual Property; (G) any option relating to any SSDI Intellectual Property; and (H) agreements pursuant to which any party is granted any rights to access source code or to use source code to create derivative works of SSDI Products.

               (d) Section y3.10 of the SSDI Disclosure Schedule contains an accurate list as of the date of this Agreement of all licenses, sublicenses and other agreements to which SSDI is a party and pursuant to which SSDI is authorized to use any Intellectual Property owned by any third party, excluding "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $10,000 on standard terms and conditions ("Third Party Intellectual Property").

               (e) There is no unauthorized use, disclosure, infringement or misappropriation of any SSDI Intellectual Property, including any Third Party Intellectual Property, by any third party, including any employee or former employee of SSDI. SSDI has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in standard sales or agreements to end users arising in the ordinary course of business, the forms of which have been delivered to Nayna or its counsel. There are no royalties, fees or other payments payable by SSDI to any Person by reason of the ownership, use, sale or disposition of Intellectual Property.

               (f) SSDI is not in breach of any license, sublicense or other agreement relating to the SSDI Intellectual Property or Third Party Intellectual Property. Neither the execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby nor the consummation of the Merger or any of the transactions contemplated by this Agreement will contravene, conflict with or result in any limitation on Nayna's right to own or use any SSDI Intellectual Property, including any Third Party Intellectual Property.

               (g) All Patents, registered Trademarks and registered Copyrights held by SSDI are valid and subsisting. All maintenance and annual fees have been fully paid and all fees paid during prosecution and after issuance of any Patent comprising or relating to such item have been paid in the correct entity status amounts. SSDI is not infringing, misappropriating or making unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of any proprietary asset owned or used by any third party. There is no proceeding pending or threatened, nor has any claim or demand been made that challenges the legality, validity, enforceability or ownership of any item of SSDI Intellectual Property or Third Party Intellectual Property or alleges a claim of infringement of any Patents, Copyrights or Trademarks, or violation of any trade secret or other proprietary right of any third party. SSDI has not brought a proceeding alleging infringement of SSDI Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

               (h) When appropriate current and former officers and employees of SSDI have executed and delivered to SSDI an agreement (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to SSDI of any Intellectual Property arising from services performed for SSDI by such persons. When appropriate current and former consultants and independent contractors to SSDI involved in the development, modification, marketing and servicing of any SSDI Products or SSDI Intellectual Property have executed and delivered to SSDI an agreement (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to SSDI of any Intellectual Property arising from services performed for SSDI by such persons. No employee or independent contractor of SSDI is in violation of any term of any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee or independent contractor with SSDI. No current or former officer, director, stockholder, employee, consultant or independent contractor has any right, claim or interest in or with respect to any SSDI Intellectual Property.

               (i) SSDI has taken all commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all SSDI Intellectual Property (except such SSDI Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all SSDI Intellectual Property. All use, disclosure or appropriation of Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information") owned by SSDI by or to a third party has been pursuant to the terms of a written agreement between SSDI and such third party. All use, disclosure or appropriation of Confidential Information not owned by SSDI has been pursuant to the terms of a written agreement between SSDI and the owner of such Confidential Information, or is otherwise lawful.

               (j) No product liability claims have been communicated in writing to or, to SSDI's knowledge, threatened against SSDI.

               (k) A complete list of each of the SSDI Products and SSDI's proprietary software ("SSDI Software"), together with a brief description of each, is set forth in Section y3.10 of the SSDI Disclosure Schedule. The SSDI Software and SSDI Products conform in all material respects with any specification, documentation, performance standard, representation or statement provided with respect thereto by or on behalf of SSDI.

               (l) SSDI is not subject to any proceeding or outstanding decree, order, judgment or stipulation restricting in any manner the use, transfer or licensing of any SSDI Intellectual Property by SSDI, or which may affect the validity, use or enforceability of such SSDI Intellectual Property. SSDI is not subject to any agreement that restricts in any material respect the use, transfer, delivery or licensing by SSDI of the SSDI Intellectual Property or SSDI Products.

               (m) No Public Software (as defined below) forms part of the any SSDI Product, services provided by SSDI ("SSDI Service") or SSDI Intellectual Property, and no Public Software was or is used in connection with the development of any SSDI Product, SSDI Service or SSDI Intellectual Property or is incorporated into, in whole or in part, or has been distributed with, in whole or in part, any SSDI Product, SSDI Service or SSDI Intellectual Property. As used in this Section y3.10y(m), "Public Software" means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software (as defined by the Free Software Foundation), open source software (e.g., Linux or software distributed under any license approved by the Open Source Initiative as set forth www.opensource.org) or similar licensing or distribution models which requires the distribution of source code to licensees, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU's General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the BSD License; or (viii) the Apache License.

           3.11 Interested Party Transactions. SSDI is not indebted to any director, officer, employee or agent of SSDI (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and, except as set forth on Schedule 3.11, no such person is indebted to SSDI. There have been no transactions during the two-year period ending on the date hereof that would require disclosure if SSDI were subject to disclosure under Item 404 of Regulation S-K under the Securities Act.

           3.12 Minute Book. Nayna and Merger Sub have been provided copies of the minute book of SSDI, which contains a record of each meeting and consent of the Board of directors and the shareholders from the time of incorporation of SSDI through the date of this agreement. The descriptions of all transactions referred to in such records are accurate in all material respects.

           3.13 Complete Copies of Materials. SSDI has delivered or made available true and complete copies of each document that has been requested by Nayna or its counsel in connection with their due diligence review of SSDI.

           3.14 Material Contracts. All of SSDI's Material Contracts (as defined in this Section 3.14 below) are listed in Section y3.14 of the SSDI Disclosure Schedule. With respect to each Material Contract: (a) the Material Contract is legal, valid, binding and enforceable and in full force and effect with respect to SSDI, and, to SSDI's knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; (b) the Material Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Effective Time in accordance with its terms as in effect prior to the Effective Time, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (c) neither SSDI nor, to SSDI's knowledge, any other party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default by SSDI or, to SSDI's knowledge, by any such other party, or permit termination, modification or acceleration, under such Material Contract. "Material Contract" means any written or oral contract, agreement or commitment to which SSDI is a party (a) with expected receipts or expenditures in excess of $10,000; (b) required to be listed pursuant to Section y3.10(c)(ii) or Section y3.10(d); (c) requiring SSDI to indemnify any Person;
(d) granting any exclusive rights to any party; (e) evidencing indebtedness for borrowed or loaned money of $10,000 or more, including guarantees of such indebtedness; or (f) that could reasonably be expected to have a Material Adverse Effect on SSDI if breached by SSDI in such a manner as would (I) permit any other party to cancel or terminate the same (with or without notice of passage of time); (II) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from SSDI; or (III) give rise to a right of acceleration of any material obligation or loss of any material benefit under such Material Contract.

           3.15 Inventory. The inventories shown on the SSDI Balance Sheet or thereafter acquired by SSDI, were acquired and maintained in the ordinary course of business, are of good and merchantable quality, and consist of items of a quantity and quality usable or salable in the ordinary course of business. Since the SSDI Balance Sheet Date, SSDI has continued to replenish inventories in a normal and customary manner consistent with past practices. SSDI has not received notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products. The values at which inventories are carried reflect the inventory valuation policy of SSDI, which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis. SSDI is not under any liability or obligation with respect to the return of any item of inventory in the possession of wholesalers, retailers or other customers. Since the SSDI Balance Sheet Date, adequate provision has been made on the books of SSDI in the ordinary course of business consistent with past practices to provide for all slow-moving, obsolete or unusable inventories to their estimated useful or scrap values, and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage.

           3.16 Accounts Receivable. Subject to any reserves set forth therein, the accounts receivable shown on the SSDI Financial Statements are valid and genuine, have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practices in each case with persons other than affiliates, are not subject to any prior assignment, lien or security interest, and are not subject to valid defenses, set-offs or counter claims. The accounts receivable are collectible in accordance with their terms at their recorded amounts, subject only to the reserve for doubtful accounts on the SSDI Financial Statements.

           3.17 Customers and Suppliers. As of the date hereof, no customer and no supplier of SSDI has canceled or otherwise terminated, or made any written threat to SSDI to cancel or otherwise terminate its relationship with SSDI or has at any time on or after the SSDI Balance Sheet Date, decreased materially its services or supplies to SSDI in the case of any such supplier, or its usage of the services or products of SSDI in the case of such customer, and to SSDI's knowledge no such supplier or customer has indicated either orally or in writing that it intends to cancel or otherwise terminate its relationship with SSDI or to decrease materially its services or supplies to SSDI or its usage of the services or products of SSDI, as the case may be. SSDI has not knowingly breached, so as to provide a benefit to SSDI that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of SSDI.

           3.18 Employees and Consultants. Section y3.18 of the SSDI Disclosure Schedule or a letter delivered to Nayna by SSDI contains a list of the names of all employees (including without limitation part-time employees and temporary employees), leased employees, independent contractors and consultants of SSDI, together with their respective salaries or wages, other compensation, dates of employment and positions.

           3.19 Title to Property. SSDI has good and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in the SSDI Balance Sheet or acquired after the SSDI Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the SSDI Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests therein, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (a) the lien of current taxes not yet due and payable; (b) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties; (c) liens securing debt that is reflected on the SSDI Balance Sheet; and (d) such other mortgages, liens, pledges, charges or encumbrances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SSDI. The plants, property and equipment of SSDI that are used in the operations of SSDI's business are in all material respects in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of SSDI are reflected in the SSDI Balance Sheet to the extent required by generally accepted accounting principles. All leases to which SSDI is a party are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally; and general principles of equity, regardless of whether asserted in a proceeding in equity or at law. True and correct copies of all such leases have been provided to Nayna. SSDI owns no real property.

           3.20 Environmental Matters.

               (a) The following terms shall be defined as follows:

                   (i) "Environmental Laws" shall mean any applicable foreign, federal, state or local governmental laws (including common laws), statutes, ordinances, codes, regulations, rules, policies, permits, licenses, certificates, approvals, judgments, decrees, orders, directives, or requirements that pertain to the protection of the environment, protection of public health and safety, or protection of worker health and safety, or that pertain to the handling, use, manufacturing, processing, storage, treatment, transportation, discharge, release, emission, disposal, re-use, recycling, or other contact or involvement with Hazardous Materials (as defined in Section 3.20(ii)), including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended ("CERCLA"), and the federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended ("RCRA").

                   (ii) "Hazardous Materials" shall mean any material, chemical, compound, substance, mixture or by-product that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental Laws as a "hazardous constituent," "hazardous substance," "hazardous material," "acutely hazardous material," "extremely hazardous material," "hazardous waste," "hazardous waste constituent," "acutely hazardous waste," "extremely hazardous waste," "infectious waste," "medical waste," "biomedical waste," "pollutant," "toxic pollutant," "contaminant" or any other formulation or terminology intended to classify or identify substances, constituents, materials or wastes by reason of properties that are deleterious to the environment, natural resources, worker health and safety, or public health and safety, including without limitation ignitability, corrosivity, reactivity, carcinogenicity, toxicity and reproductive toxicity. The term "Hazardous Materials" shall include without limitation any "hazardous substances" as defined, listed, designated or regulated under CERCLA, any "hazardous wastes" or "solid wastes" as defined, listed, designated or regulated under RCRA, any asbestos or asbestos-containing materials, any polychlorinated biphenyls, and any petroleum or hydrocarbonic substance, fraction, distillate or by-product.

               (b) SSDI is and has been in compliance with all Environmental Laws relating to the properties or facilities used, leased or occupied by SSDI at any time (collectively, "SSDI's Facilities;" such properties or facilities currently used, leased or occupied by SSDI are defined herein as "SSDI's Current Facilities"), and no discharge, emission, release, leak or spill of Hazardous Materials has occurred at any of SSDI's Facilities that may or will give rise to liability of SSDI under Environmental Laws. To SSDI's knowledge, there are no Hazardous Materials (including without limitation asbestos) present in the surface waters, structures, groundwaters or soils of or beneath any of SSDI's Current Facilities. To SSDI's knowledge, there neither are nor have been any aboveground or underground storage tanks for Hazardous Materials at SSDI's Current Facilities. To SSDI's knowledge, no SSDI employee or other person has claimed that SSDI is liable for alleged injury or illness resulting from an alleged exposure to a Hazardous Material. No civil, criminal or administrative action, proceeding or investigation is pending against SSDI, or, to SSDI's knowledge, threatened against SSDI, with respect to Hazardous Materials or Environmental Laws; and SSDI is not aware of any facts or circumstances that could form the basis for assertion of a claim against SSDI or that could form the basis for liability of SSDI, regarding Hazardous Materials or regarding actual or potential noncompliance with Environmental Laws.

           3.21 Taxes.

               (a) As used in this Agreement, the terms "Tax" and, collectively, "Taxes" mean any and all federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, stamp transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity;

               (b) SSDI has prepared and timely filed all returns, estimates, information statements and reports required to be filed by SSDI with any taxing authority ("Returns") relating to any and all Taxes concerning or attributable to SSDI or its operations with respect to Taxes for any period ending on or before the Closing Date and such Returns are true and correct in all material respects and have been completed in accordance with applicable law;

               (c) SSDI, as of the Effective Time, (i) will have paid all Taxes shown to be payable on such Returns covered by Section y3.21y(a), and (ii) will have withheld with respect to its employees all Taxes required to be withheld;

               (d) There is no Tax deficiency outstanding or assessed or, to SSDI's knowledge, proposed against SSDI that is not reflected as a liability on the SSDI Balance Sheet, nor has SSDI executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax;

               (e) SSDI has no liabilities for unpaid Taxes that have not been accrued for or reserved on the SSDI Balance Sheet, whether asserted or unasserted, contingent or otherwise and SSDI has no knowledge of any basis for the assertion of any such liability attributable to SSDI, its assets or operations;

               (f) SSDI is not a party to any tax-sharing agreement or similar arrangement with any other party, and SSDI has not assumed any obligation to pay any Tax obligations of, or with respect to any transaction relating to, any other person or agreed to indemnify any other person with respect to any Tax;

               (g) SSDI's Returns have never been audited by a government or taxing authority, nor is any such audit in process or pending, and SSDI has not been notified of any request for such an audit or other examination;

               (h) SSDI has never been a member of an affiliated group of corporations filing a consolidated federal income tax return;

               (i) SSDI has disclosed to Nayna (i) any Tax exemption, Tax holiday or other Tax-sparing arrangement that SSDI has in any jurisdiction, including the nature, amount and lengths of such Tax exemption, Tax holiday or other Tax-sparing arrangement; and (ii) any expatriate tax programs or policies affecting SSDI. SSDI is in compliance with all terms and conditions required to maintain such Tax exemption, Tax holiday or other Tax-sparing arrangement or order of any governmental entity and the consummation of the transactions contemplated hereby will not have any adverse effect on the continuing validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sparing arrangement or order;

               (j) SSDI has made available to Nayna copies of all Returns filed for all periods since SSDI's inception;

               (k) SSDI has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by SSDI;

               (l) SSDI has not been at any time a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code; and

               (m) SSDI is not a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of SSDI that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 464 or 162(m) of the Code by SSDI or Merger Sub as an expense under applicable law.

           3.22 Employee Benefit Plans.

               (a) Section y3.22 of the SSDI Disclosure Schedule contains a complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, fringe benefits, cafeteria benefits or other benefits, whether written or unwritten, including without limitation each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is or has been sponsored, maintained, contributed to, or required to be contributed to by SSDI and, with respect to any such plans which are subject to Code Section 401(a), any trade or business (whether or not incorporated) that is or at any relevant time was treated as a single employer with SSDI within the meaning of Section 414(b), (c), (m) or (o) of the Code, (an "ERISA Affiliate") for the benefit of any person who performs or who has performed services for SSDI or with respect to which SSDI or any ERISA Affiliate has or may have any liability (including without limitation contingent liability) or obligation (collectively, the "SSDI Employee Plans"). SSDI has not adopted or maintained, whether formally or informally, any SSDI Employee Plan for the benefit of employees outside the United States.

               (b) Documents. SSDI has furnished to Nayna true and complete copies of documents embodying each of the SSDI Employee Plans and related plan documents, including without limitation trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, compliance and nondiscrimination tests for the last three plan years, standard COBRA forms and related notices, registration statements and prospectuses and, to the extent still in its possession, any material employee communications relating thereto. With respect to each SSDI Employee Plan that is subject to ERISA reporting requirements, SSDI has provided copies of the Form 5500 reports filed for the last five plan years. SSDI has furnished Nayna with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such SSDI Employee Plan, and to SSDI's knowledge nothing has occurred since the issuance of each such letter that could reasonably be expected to cause the loss of the tax-qualified status of any SSDI Employee Plan subject to Code Section 401(a).

               (c) Compliance. (i) Each SSDI Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on SSDI; and SSDI and each ERISA Affiliate have performed all material obligations required to be performed by them under, are not in material respect in default under or violation of and have no knowledge of any material default or violation by any other party to, any of the SSDI Employee Plans; (ii) any SSDI Employee Plan intended to be qualified under
Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all currently effective amendments to the Code, or has time remaining to apply under applicable Treasury Regulations or Internal Revenue Service pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter; (iii) none of the SSDI Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (iv) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any SSDI Employee Plan; (v) none of SSDI or any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any SSDI Employee Plan; (vi) all contributions required to be made by SSDI or any ERISA Affiliate to any SSDI Employee Plan have been paid or accrued; (vii) with respect to each SSDI Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (viii) each SSDI Employee Plan subject to ERISA has prepared in good faith and timely filed all requisite governmental reports, which were true and correct as of the date filed, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such SSDI Employee Plan; (ix) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of SSDI is threatened, against or with respect to any such SSDI Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor; and (x) there has been no amendment to, written interpretation or announcement by SSDI or any ERISA Affiliate that would materially increase the expense of maintaining any SSDI Employee Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the SSDI Financial Statements.

               (d) No Title IV or Multiemployer Plan. Neither SSDI nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including without limitation any contingent liability) under any "multiemployer plan" (as defined in Section 3(37) of ERISA) or to any "pension plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code. None of SSDI or any ERISA Affiliate has any actual or potential withdrawal liability (including without limitation any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

               (e) COBRA, FMLA, HIPAA, Cancer Rights. With respect to each SSDI Employee Plan, SSDI has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder or any state law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"); and (iv) the applicable requirements of the Cancer Rights Act of 1998, except to the extent that such failure to comply could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on SSDI. SSDI has no material unsatisfied obligations to any employees, former employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage extension or continuation.

               (f) Effect of Transaction. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of SSDI or any ERISA Affiliate to severance benefits or any other payment (including without limitation unemployment compensation, golden parachute, bonus or benefits under any SSDI Employee Plan), except as expressly provided in this Agreement; or (ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee or service provider. No benefit payable or that may become payable by SSDI pursuant to any SSDI Employee Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code. Each SSDI Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Acquirer or SSDI other than ordinary administration expenses typically incurred in a termination event.

           3.23 Employee Matters. SSDI is in compliance with all currently applicable laws and regulations respecting terms and conditions of employment, including without limitation applicant and employee background checking, immigration laws, discrimination laws, verification of employment eligibility, employee leave laws, classification of workers as employees and independent contractors, wage and hour laws, and occupational safety and health laws. There are no proceedings pending or, to SSDI's knowledge, reasonably expected or threatened, between SSDI, on the one hand, and any or all of its current or former employees, on the other hand, including without limitation any claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortuous conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage. There are no claims pending, or, to SSDI's knowledge, reasonably expected or threatened, against SSDI under any workers' compensation or long-term disability plan or policy. SSDI has no material unsatisfied obligations to any employees, former employees, or qualified beneficiaries pursuant to COBRA, HIPAA, or any state law governing health care coverage extension or continuation. SSDI is not a party to any collective bargaining agreement or other labor union contract, nor does SSDI know of any activities or proceedings of any labor union to organize its employees. SSDI has provided all employees with all wages, benefits, relocation benefits, stock options, bonuses and incentives, and all other compensation that became due and payable through the date of this Agreement.

           3.24 Insurance. SSDI has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of SSDI. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and SSDI is otherwise in compliance with the terms of such policies and bonds. SSDI has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

           3.25 Compliance With Laws. SSDI has complied with, is not in violation of and has not received any notices of violation with respect to, any federal state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

           3.26 Brokers' and Finders' Fee. Except for IBG Business Services, Inc., no broker, finder or investment banker is entitled to brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby. SSDI has provided a complete and correct copy of SSDI's agreement with IBG Business Services, Inc. to Nayna or its counsel.

           3.27 Privacy Policies and Web Site Terms and Conditions.

               (a) For purposes of this Section y3.27:

                   (i) "SSDI Sites" means all of SSDI's public sites on the World Wide Web.

                   (ii) "Privacy Statements" means, collectively, any and all of SSDI's privacy policies published on the SSDI Sites or otherwise made available by SSDI regarding the collection, retention, use and distribution of the personal information of individuals, including, without limitation, from visitors of any of the SSDI Sites ("Individuals"); and

                   (iii) "Terms and Conditions" means any and all of the visitor terms and conditions published on the SSDI Sites governing Individuals' use of and access to the SSDI Sites.

               (b) A Privacy Statement is posted and is accessible to Individuals at all times on each SSDI Site. SSDI maintains a hypertext link to a Privacy Statement from the homepage of each SSDI Site, and SSDI uses its best efforts to include a hypertext link to a Privacy Statement from every page of the SSDI Sites on which personal information is collected from Individuals.

               (c) The Privacy Statements are clearly written and include, at a minimum, accurate notice to Individuals about SSDI's collection, retention, use and disclosure policies and practices with respect to Individuals' personal information. The Privacy Statements are accurate and consistent with the Terms and Conditions and SSDI's actual practices with respect to the collection, retention, use and disclosure of Individuals' personal information.

               (d) SSDI (i) complies with the Privacy Statements as applicable to any given set of personal information collected by SSDI from Individuals;
(ii) complies with all applicable privacy laws and regulations regarding the collection, retention, use and disclosure of personal information; and (iii) takes all appropriate and industry standard measures to protect and maintain the confidential nature of the personal information provided to SSDI by Individuals. SSDI has adequate technological and procedural measures in place to protect personal information collected from Individuals against loss, theft and unauthorized access or disclosure. SSDI does not knowingly collect information from or SSDI children under the age of thirteen. SSDI does not sell, rent or otherwise make available to third parties any personal information submitted by individuals.

               (e) SSDI's collection, retention, use and distribution of all personal information collected by SSDI from Individuals is governed by the Privacy Statement pursuant to which the data was collected. Each Privacy Statement contains rules for the review, modification and deletion of personal information by the applicable Individual, and SSDI is and has been at all times in compliance with such rules. All versions of the Privacy Statements are attached hereto in Section 3.27 of the SSDI Disclosure Schedule. Other than as constrained by the Privacy Statements and by applicable laws and regulations, SSDI is not restricted in its use and/or distribution of personal information collected by SSDI.

               (f) SSDI has the full power and authority to transfer all rights SSDI has in all Individuals' personal information in SSDI's possession and/or control to Nayna. The Privacy Statements expressly permit the transfer of all personal information collected from Individuals by SSDI in accordance with the acquisition or sale of all or substantially all of the assets of SSDI. SSDI is not a party to any Material Contract, or is subject to any other obligation that, following the Effective Time, would prevent Nayna and/or its affiliates from using the information governed by the Privacy Statements in a manner consistent with applicable privacy laws and industry standards regarding the disclosure and use of information. No claims or controversies have arisen regarding the Privacy Statements or the implementation thereof or of any of the foregoing.

               (g) The Terms and Conditions are posted and are accessible to Individuals at all times on the SSDI Site. The Terms and Conditions expressly permit the transfer of personal information collected from Individuals by SSDI in accordance with the acquisition or sale of all or substantially all of the assets of SSDI. No claims or controversies have arisen regarding the Terms and Conditions or the implementation thereof or of any of the foregoing.

           3.28 International Trade Matters. SSDI is, and at all times has been, in compliance with and has not been and is not in material violation of any International Trade Law (defined below), including but not limited to, all laws and regulations related to the import and export of commodities, software, and technology from and into the United States, and the payment of required duties and tariffs in connection with same. SSDI has no basis to expect, nor has any of them or any other person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice, or other communication from any governmental body of any actual or potential violation or failure to comply with any International Trade Law. "International Trade Law" shall mean U.S. statutes, laws and regulations applicable to international transactions, including, but not limited to, the Export Administration Act, the Export Administration Regulations, the Foreign Corrupt Practices Act, the Arms Export Control Act, the International Traffic in Arms Regulations, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the U.S. Customs laws and regulations, the Foreign Asset Control Regulations, and any regulations or orders issued thereunder.

           3.29 Representations Complete. None of the representations or warranties made by SSDI herein or in any Schedule or Exhibit hereto, including the SSDI Disclosure Schedule, or certificate furnished by SSDI pursuant to this Agreement or any written statement furnished to Nayna pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contain, or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

      4. Representations and Warranties of Nayna and Merger Sub. Nayna and Merger Sub represent and warrant to SSDI that the statements contained in this Section y4 are true and correct, except as disclosed in a document of even date herewith and delivered by Nayna to SSDI on the date hereof referring to the representations and warranties in this Agreement (the "Nayna Disclosure Schedule"). The Nayna Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section y4, and the disclosure in any such numbered and lettered section of the Nayna Disclosure Schedule shall qualify only the corresponding section in this Section y4 (except to the extent disclosure in any numbered and lettered section of the Nayna Disclosure Schedule is specifically cross-referenced in another numbered and lettered section of the Nayna Disclosure Schedule.

           4.1 Organization, Standing and Power. Each of Nayna and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Each of Nayna and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on Nayna. Nayna has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Nayna and Merger Sub, each as amended to date, to SSDI. Neither Nayna nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

           4.2 Authority. Nayna and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, or will have been by the Closing, duly authorized by all necessary corporate action on the part of Nayna and Merger Sub. This Agreement has been duly executed and delivered by Nayna and Merger Sub and constitutes the valid and binding obligations of Nayna and Merger Sub enforceable against Nayna and Merger Sub in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally, and subject to general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under (a) any provision of the Certificate of Incorporation or Bylaws of Nayna or any of its Subsidiaries; or (b) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Nayna or any of its Subsidiaries or their properties or assets No consent, approval, order or authorization of or registration, declaration or filing with any Governmental Entity is required by or with respect to Nayna or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Nayna and Merger Sub or the consummation by Nayna and Merger Sub of the transactions contemplated hereby, except for (a) the filing of the Agreement of Merger, together with the required officers' certificates, and the filing of the Certificate of Merger, each as provided in Section y2.2; (b) filings required under Regulation D of the Securities Act following the Effective Time; (c) the filing of a Form 8-K with the Securities and Exchange Commission ("SEC") and National Association of Securities Dealers ("NASD") within 15 days after the Closing Date; (d) such filings as may be required under applicable state securities laws and the securities laws of any foreign country; (e) such filings as may be required under HSR; (f) the filing with the Nasdaq Stock Market of a Notification Form for Listing of Additional Shares with respect to the shares of Nayna Common Stock issuable upon conversion of the SSDI Common Stock in the Merger and upon exercise of options under the SSDI Option Plan assumed by Nayna; and (g) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect on Nayna and could not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

           4.3 Capital Structure. The authorized capital stock of Nayna consists of 1,000,000,000 shares of common stock, $0.0001 par value, of which there were issued and outstanding as of the close of business on the date hereof, 35,802504 shares of Common Stock. There are no other outstanding shares of capital stock or voting securities of Nayna other than shares of Nayna Common Stock issued after that same date upon the exercise of options issued under the Nayna Stock Option Plan (the "Nayna Option Plan"). All outstanding shares of Nayna have been duly authorized, validly issued, fully paid and are nonassessable. As of the close of business on that same date, Nayna has reserved (a) 5,967,480 shares of Nayna Common Stock for issuance to employees, directors and independent contractors pursuant to the Nayna Option Plan, of which 4,517,277 shares are subject to outstanding, unexercised options and 639,660 shares have been exercised and are outstanding; and (b) 108,425 shares of Nayna Common Stock for issuance pursuant to outstanding warrants (the "Nayna Warrants"). Other than this Agreement, the Nayna Option Plan and the Nayna Warrants, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Nayna is a party or by which either of them is bound obligating Nayna to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Nayna or obligating Nayna to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

           4.4 Issuance of Shares. The issuance and delivery of the Nayna Common Stock as Merger Consideration in accordance with this Agreement shall be, at or prior to the Effective Time, duly authorized by all necessary corporate action on the part of Nayna, and, when issued at the Effective Time as contemplated hereby, such shares of Nayna Common Stock will be duly and validly issued, fully paid and nonassessable. Such Nayna Common Stock, when so issued and delivered in accordance with the provisions of this Agreement, shall be free and clear of all liens and encumbrances and adverse claims, other than restrictions on transfer created by applicable securities laws and will not have been issued in violation of their respective properties or any preemptive rights or rights of first refusal or similar rights.

           4.5 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Nayna threatened against Nayna or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Nayna. There is no judgment, decree or order against Nayna or any of its Subsidiaries or, to the knowledge of Nayna, or any of its directors or officers (in their capacities as such) that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Nayna.

           4.6 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

           4.7 Representations Complete. None of the representations or warranties made by Nayna or Merger Sub herein or in any Schedule hereto, including the Nayna Disclosure Schedule, or certificate furnished by Nayna or Merger Sub pursuant to this Agreement, or the Nayna SEC Documents, or any written statement furnished to SSDI pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

           4.8 SEC Documents; Financial Statements. Nayna has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934 (the "1934 Act") (all of the foregoing filed prior to the date hereof (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being hereinafter referred to as the "SEC Documents"). Except as set forth on Schedule 4.14, each of the SEC Documents was filed with the SEC within the time frames prescribed by the SEC for the filing of such SEC Documents such that each filing was timely filed with the SEC. None of the late filings set forth on Schedule 4.14 will adversely affect Nayna's ability to use SEC Form S-3 for registration of securities after the date hereof. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the consolidated financial statements of Nayna and its Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. None of Nayna or any of its Subsidiaries, or any of their respective officers, directors or affiliates (as defined below) or, to Nayna's knowledge, any shareholder of Nayna has made any other filing with the SEC, issued any press release or made any other public statement or communication on behalf of Nayna or any of its Subsidiaries or otherwise relating to Nayna or any of its subsidiaries that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading or has provided any other information to SSDI that contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. None of Nayna, any of its Subsidiaries and any of their respective officers, directors, employees or agents has provided SSDI with any material, nonpublic information. Nayna is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date hereof and to which Nayna or any Subsidiary is a party or by which Nayna or any Subsidiary is bound that has not been previously filed as an exhibit (including by way of incorporation by reference) to its reports filed or made with the SEC under the 1934 Act. The auditing firm, which has expressed its opinion with respect to the consolidated financial statements included in Nayna's annual report on Form 10-KSB for the last completed fiscal year (the "Audit Opinion"), is independent of Nayna pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC, and such firm was otherwise qualified to render the Audit Opinion under applicable law and the rules and regulation of the SEC. There is no transaction, arrangement or other relationship between Nayna and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by Nayna in its reports pursuant to the 1934 Act that has not been so disclosed in the SEC Documents.

      5. Conduct Prior to the Effective Time.

           5.1 Conduct of Business of SSDI. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, SSDI agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Nayna): (a) to carry on its business in the usual regular and ordinary course in substantially the same manner as heretofore conducted; (b) to pay its debts and Taxes when due subject (i) to good faith disputes over such debts or Taxes; and (ii) to Nayna's consent to the filing of material Tax Returns, if applicable; (c) to pay or perform other obligations when due; and (d) to use all reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. SSDI agrees to promptly notify Nayna of (a) any event or occurrence not in the ordinary course of SSDI's business, and of any event which could reasonably be expected to have a Material Adverse Effect on SSDI; and (b) any change in its capitalization as set forth in Section y3.5. Without limiting the foregoing, except as expressly contemplated by this Agreement or the SSDI Disclosure Schedule, SSDI shall not do, cause or permit any of the following, without the prior written consent of Nayna:

               (a) Charter Documents. Cause or permit any amendments to its Articles of Incorporation or Bylaws;

               (b) Dividends; Changes in Capital Stock. Except as provided on
Schedule 5.1(b), declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

               (c) Stock Option Plans, Etc. Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

               (d) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefore outstanding as of the date of this Agreement;

               (e) Intellectual Property. Transfer to any person or entity any rights to its Intellectual Property;

               (f) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of SSDI Products or SSDI Intellectual Property;

               (g) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets that are material, individually or in the aggregate, to its business, taken as a whole;

               (h) Indebtedness. Incur any indebtedness for borrowed money, or guarantee any such indebtedness, or issue or sell any debt securities or guaranty any debt securities of others, in excess of $50,000 in the aggregate;

               (i) Agreements. Enter into, terminate or amend, in a manner that will adversely affect the business of SSDI, (i) any agreement involving the obligation to pay or the right to receive $10,000 or more, (ii) any agreement relating to the license, transfer or other disposition or acquisition of Intellectual Property rights or rights to market or sell SSDI Products or (iii) any other agreement material to the business or prospects of SSDI or that is or would be a Material Contract;

               (j) Payment of Obligations. Pay, discharge or satisfy, in an amount in excess of $25,000 in the aggregate, any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the SSDI Financial Statements;

               (k) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements, in excess of $25,000 in the aggregate;

               (l) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

               (m) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

               (n) Employee Benefit Plans; New Hires; Pay Increases. Amend any SSDI Employee Plan or adopt any plan that would constitute a SSDI Employee Plan except in order to comply with applicable laws or regulations, or hire any new officer-level employee, pay any special bonus, special remuneration or special noncash benefit (except payments and benefits made pursuant to written agreements outstanding on the date hereof) increase the benefits, salaries or wage rates of its employees;

               (o) Severance Arrangements. Grant or pay any severance or termination pay or benefits (i) to any director or officer or (ii) except for payments made pursuant to written agreements outstanding on the date hereof and disclosed on the SSDI Disclosure Schedule, to any other employee;

               (p) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where SSDI in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of SSDI's business, provided that it consults with Nayna prior to the filing of such a suit or (iii) for a breach of this Agreement;

               (q) Acquisitions. Acquire or agree to acquire by merging with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets that are material individually or in the aggregate, to its business, taken as a whole;

               (r) Taxes. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material tax Return or any amendment to a material tax Return, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes;

               (s) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business or as required by changes in generally accepted accounting principles; or

               (t) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections y5.2(a) through y(s) above, or any action that would cause a material breach of its representations or warranties contained in this Agreement or prevent it from materially performing or cause it not to materially perform its covenants hereunder.

           5.2 No Solicitation.

               (a) From and after the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, SSDI shall not, directly or indirectly through any officer, director, employee, representative or agent of SSDI or otherwise: (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, share exchange, business combination, sale of all or substantially all assets, sale of shares of capital stock or similar transactions involving SSDI other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals an "Acquisition Proposal"); (ii) engage or participate in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal; or (iii) agree to, enter into, accept, approve or recommend any Acquisition Proposal. SSDI represents and warrants that it has the legal right to terminate any pending discussions or negotiations relating to an Acquisition Proposal without payment of any fee or other penalty.

               (b) SSDI shall notify Nayna immediately (and no later than 24 hours) after receipt by SSDI (or its advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of SSDI by any person or entity that informs SSDI that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

      6. Additional Agreements.

           6.1 Preparation of Solicitation Statement.

               (a) As soon as practicable after the execution of this Agreement, SSDI shall prepare, with the cooperation of Nayna, a solicitation statement for the solicitation of approval of the shareholders of SSDI describing this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby. Nayna shall provide such information about Nayna as SSDI shall reasonably request. The information supplied by SSDI for inclusion in the solicitation statement to be sent to the shareholders of SSDI shall not, on the date the solicitation statement is first mailed to SSDI's shareholders or at the Effective Time, contain any statement that, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication that has become false or misleading. Notwithstanding the foregoing, SSDI makes no representation, warranty or covenant with respect to any information supplied by Nayna or Merger Sub that is contained in any of the foregoing documents. The information supplied by Nayna or Merger Sub for inclusion in the solicitation statement shall not, on the date the solicitation statement is first mailed to SSDI's shareholders or at the Effective Time, contain any statement that, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication that has become false or misleading. Notwithstanding the foregoing, Nayna and Merger Sub make no representation, warranty or covenant with respect to any information supplied by SSDI that is contained in any of the foregoing documents.

               (b) The solicitation statement shall constitute a disclosure document for the offer and issuance of shares of Nayna Common Stock to be received by the holders of SSDI Capital Stock in the Merger. Nayna and SSDI shall each use reasonable commercial efforts to cause the solicitation statement to comply with applicable federal and state securities laws requirements. Each of Nayna and SSDI agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the solicitation statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the solicitation statement. SSDI will promptly advise Nayna, and Nayna will promptly advise SSDI, in writing if at any time prior to the Effective Time either SSDI or Nayna shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the solicitation statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The solicitation statement shall contain the recommendation of the Board of Directors of SSDI that the SSDI shareholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of SSDI. Anything to the contrary contained herein notwithstanding, SSDI shall not include in the solicitation statement any information with respect to Nayna or its affiliates or associates, the form and content of which information shall not have been approved by Nayna prior to such inclusion.

           6.2 Approval of Shareholders. SSDI shall promptly after the date hereof take all action necessary in accordance with the Colorado Law and its Articles of Incorporation and Bylaws to obtain the written consent of the SSDI shareholders approving the Merger as soon as practicable. Subject to Section y6.1, SSDI shall use its efforts to solicit from shareholders of SSDI written consents in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required to effect the Merger.

           6.3 Sale of Shares Pursuant to Regulation D. The parties hereto acknowledge and agree that the shares of Nayna Common Stock issuable to the SSDI shareholders pursuant to Section y2.6 hereof shall constitute "restricted securities" within the Securities Act. The certificates of Nayna Common Stock shall bear the legends set forth in Section y2.6(f). SSDI will use its best efforts to cause each SSDI shareholder to execute and deliver to Nayna an Investor Representation Statement in the form attached hereto as Exhibit D. It is acknowledged and understood that Nayna is relying on the written representations made by each shareholder of SSDI in the Investor Representation Statements.

           6.4 Access to Information.

               (a) SSDI shall afford Nayna and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of SSDI's properties, personnel, books, contracts, commitments and records and (ii) all other information concerning the business, properties and personnel of SSDI as Nayna may reasonably request.

               (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Nayna and SSDI shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

               (c) No information or knowledge obtained in any investigation pursuant to this Section y6.4 or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

           6.5 Confidentiality. The parties acknowledge that Nayna and SSDI have previously executed a confidentiality agreement (the "Confidentiality Agreement"), which Confidentiality Agreement is hereby incorporated herein by reference and shall continue in full force and effect in accordance with its terms.

           6.6 Public Disclosure. Unless otherwise permitted by this Agreement, Nayna and SSDI shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with Nasdaq.

           6.7 Regulatory Approval; Further Assurances.

               (a) Each party shall use all reasonable efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Entity. Without limiting the generality of the foregoing, SSDI and Nayna shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act in connection with the Merger. SSDI and Nayna shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentations and (ii) any inquiries or requests received from any state attorney general or other Governmental Entity in connection with antitrust or related matters. Each of SSDI and Nayna shall (i) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any such Legal Proceeding and (iii) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding the Merger. SSDI and Nayna will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any legal proceeding under or relating to HSR or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Entity or by any legal requirement, in connection with any legal proceeding under or relating to HSR or any other federal or state antitrust or fair trade law or any other similar legal proceeding, each of SSDI and Nayna will permit authorized representatives of the other party to be present at each meeting or conference relating to any such legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with any such legal proceeding.

               (b) Subject to Section y6.7(c), Nayna and SSDI shall use all reasonable efforts to take, or cause to be taken, all actions necessary to effectuate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section y6.7(c), each party to this Agreement shall: (i) make any filings and give any notices required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement; (ii) use all reasonable efforts to obtain any consent required to be obtained (pursuant to any applicable legal requirement or contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement; and (iii) use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Each party shall promptly deliver to the other a copy of each such filing made, each such notice given and each such consent obtained by such party during the period prior to the Effective Time. Each party, at the reasonable request of the other party, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

               (c) Notwithstanding anything to the contrary contained in this Agreement, Nayna shall not have any obligation under this Agreement to: (i) dispose or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause SSDI to dispose of any assets; (ii) discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or commit to cause SSDI to discontinue offering any product or service; (iii) license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any person, any technology, software or other Intellectual Property, or commit to cause SSDI to license or otherwise make available to any person any technology, software or other Intellectual Property; (iv) hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing
Date), or commit to cause SSDI to hold separate any assets or operations; or (v) make or cause any of its Subsidiaries to make any commitment (to any Governmental Entity or otherwise) regarding its future operations or the future operations of SSDI.

           6.8 Blue Sky Laws. Nayna shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions applicable to the issuance of the Nayna Common Stock in connection with the Merger. SSDI shall use its commercially reasonable efforts to assist Nayna to comply with the securities and blue sky laws of all jurisdictions applicable to the issuance of Nayna Common Stock in connection with the Merger.

           6.9 Nonaccredited Stockholders. Prior to the Effective Time, SSDI shall not take any action, including the granting of employee stock options, which would cause the number of SSDI shareholders who are not "accredited investors" pursuant to Regulation D promulgated under the Securities Act to increase to more than 35 during the term of this Agreement.

           6.10 Listing of Additional Shares. Prior to the Effective Time, Nayna shall file with the Nasdaq Stock Market a Notification Form for Listing of Additional Shares with respect to the shares of Nayna Common Stock issuable upon conversion of the SSDI Common Stock in the Merger.

           6.11 Employees. SSDI will use commercially reasonable efforts in consultation with Nayna to retain existing employees of SSDI through the Effective Time and following the Merger. SSDI shall use its reasonable efforts to: (a) cause each of such employees set forth in Section y6.11 of the SSDI Disclosure Schedule to execute a mutually-acceptable employment agreement or offer letter; (b) cause each person set forth in Section 6.14 of the SSDI Disclosure Schedule to execute a mutually-acceptable Non-Competition and Non-Solicitation agreement; and (c) cause each other SSDI employee to execute and deliver to Nayna a Proprietary Rights and Non-Disclosure agreement in the form provided by Nayna.

           6.12 Reorganization. Nayna and SSDI shall each use its best efforts to cause the business combination to be effected by the Merger to be qualified as a "reorganization" described in Section 368 of the Code.

           6.13 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

           6.14 Registration of Shares Issued in the Merger.

               (a) Nayna shall use its reasonable commercial efforts to cause the Registrable Securities to be registered under the Securities Act so as to permit the resale thereof, and in connection therewith shall use its commercially reasonable efforts to prepare and file the Registration Statement with the SEC as soon as practicable after the date hereof, but no later than thirty (30) days after the issuance of the Registrable Securities, and shall use its reasonable commercial efforts to cause the Registration Statement to become effective as soon as possible after the Effective Time; provided, however, that each holder of Registrable Securities ("Holder") shall provide all such information and materials to Nayna and take all such action as may be required in order to permit Nayna to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Registration Statement. Such provision of information and materials is a condition precedent to the obligations of Nayna pursuant to this Section y6.14. Nayna shall not be required to effect more than one (1) registration under this Section y6.14. The offering made pursuant to such registration shall not be underwritten.

               (b) Nayna shall: (i) prepare and file with the SEC the Registration Statement in accordance with Section y6.14(a) with respect to the shares of Registrable Securities and shall use all commercially reasonable efforts to cause the Registration Statement to remain effective for a period ending on the first to occur of (A) the date all of the shares registered thereunder may be sold under Rule 144 in one three-month period (assuming compliance by the Holders with the provisions thereof) or (B) one (1) year after the Effective Time, subject to Section y6.14(c); (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary, and comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in the Registration Statement until the termination of effectiveness of the Registration Statement; and (iii) for so long as Nayna is required to cause the Registration Statement to remain effective, furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) as required by the Securities Act, and such other documents as each Holder may reasonably request in order to effect the offering and sale of the shares of Registrable Securities to be offered and sold.

               (c) Notwithstanding any other provision of this Section y6.14, Nayna shall have the right at any time to require that all Holders suspend open market offers and sales of Registrable Securities whenever, and for so long as, in the reasonable, good-faith judgment of Nayna after consultation with counsel, there is in existence material undisclosed information or events with respect to Nayna (the "Suspension Right"). In the event Nayna exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not materially detrimental to Nayna or until such time as the information or event is no longer material, each as reasonably determined in good faith by Nayna after consultation with counsel. Nayna will promptly give the Shareholders' Agent notice, in a writing signed by an executive officer of Nayna, of any such suspension (the "Suspension Notice"). Nayna agrees to notify the Shareholders' Agent promptly upon termination of the suspension (the "Resumption Notice"). Upon receipt of either a Suspension Notice or Resumption Notice, the Purchaser Representative (as defined in Section 7.2(l)) shall immediately notify each Holder concerning the status of the Registration Statement. The period during which Nayna is required to cause the Registration Statement to remain effective shall be extended by a period equal in length to any and all periods during which open market offers and sales of Registrable Securities are suspended pursuant to exercise of the Suspension Right.

               (d) Nayna shall pay all of the out-of-pocket expenses, other than underwriting discounts and commissions, incurred in connection with any registration of Registrable Securities pursuant to this Section y6.14, including without limitation all registration and filing fees, printing expenses, transfer agents' and registrars' fees, the fees and disbursements of Nayna's outside counsel and independent accountants, and the reasonable fees and disbursements of a single counsel for the Holders.

               (e) To the fullest extent permitted by law, Nayna will indemnify, defend, protect and hold harmless each selling Holder, each underwriter of Registrable Securities being sold pursuant to this Section y6.14, each person, if any, who controls any such Holder or underwriter within the meaning of the Securities Act or the Exchange Act and their respective affiliates, officers, directors, partners, successors and assigns (each a "Holder Indemnitee"), against all actions, claims, losses, damages, liabilities and expenses to which they or any of them become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise and, except as hereinafter provided, will promptly reimburse each Holder Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such actions, claims, losses, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of material fact in any registration statement and any prospectus filed pursuant to Section y6.14 or any post-effective amendment thereto or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by Nayna of any rule or regulation promulgated under the Securities Act, the Exchange Act or any statute, regulation or law applicable to Nayna and relating to action or inaction required of Nayna in connection with such registration; provided, however, that Nayna shall not be liable to any such Holder Indemnitee in respect of any actions, claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement, or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to Nayna by such Holder Indemnitee or any of such Holder Affiliate specifically for use in connection with such registration statement and prospectus or post-effective amendment.

               (f) To the fullest extent permitted by law, each selling Holder of Registrable Securities will indemnify Nayna, each person, if any, who controls Nayna within the meaning of the Securities Act or the Exchange Act, each underwriter of Registrable Securities and their respective affiliates, officers, directors, partners, successors and assigns (each an "Nayna Indemnitee") against any actions, claims, losses, damages, liabilities and expenses to which they or any of them may become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will promptly reimburse each Nayna Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such actions, claims, losses, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in any registration statement and any prospectus filed pursuant to Section y6.14 or any post-effective amendment thereto, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to Nayna by such Holder or underwriter specifically for use in connection with such registration statement, prospectus or post-effective amendment; provided, however, that the obligations of each such selling Holder hereunder shall be limited to an amount equal to the proceeds to such Holder from the sale of such Holder's Registrable Securities hereunder.

               (g) Each person entitled to indemnification under this Section y6.14 (an "Indemnified Person") shall give notice to the party required to provide indemnification (the "Indemnifying Person") promptly after such Indemnified Person has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Person to assume the defense of any such claim and any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Person who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Person (whose approval shall not unreasonably be withheld), and the Indemnified Person may participate in such defense at such party's expense (unless the Indemnified Person has reasonably concluded that there may be a conflict of interest between the Indemnifying Person and the Indemnified Person in such action, in which case the fees and expenses of counsel for the Indemnified Person shall be at the expense of the Indemnifying Person); and provided, further, that the failure of any Indemnified Person to give notice as provided herein shall not relieve the Indemnifying Person of its obligations under this Section y6.14 except to the extent that the Indemnifying Person is materially prejudiced thereby. No Indemnifying Person, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Person) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation. Each Indemnified Person shall furnish such information regarding itself or the claim in question as an Indemnifying Person may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

               (h) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which Nayna or any Holder makes a claim for indemnification pursuant to this Section y6.14 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this Section y6.14 provides for indemnification in such case, then Nayna and such Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of Nayna on the one hand and the Holder on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations or, if the allocation provided herein is not permitted by applicable law, in such proportion as shall be permitted by applicable law and reflect as nearly as possible the allocation provided herein. The relative fault of Nayna on the one hand and of the Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Nayna on the one hand or by the Holder on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in any such case (i) no Holder will be required to contribute any amount in excess of the proceeds received by such Holder from the sale of Registrable Securities pursuant to the Registration Statement; and (ii) no person or entity guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

           6.15 Line of Credit. Within three weeks after Closing, Nayna shall obtain a line of credit, $250,000 of which shall be for the sole benefit and use of SSDI in its business operations.

      7. Conditions to the Merger.

           7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

               (a) Shareholder Approval. This Agreement and the Merger shall be approved by the shareholders of SSDI by the requisite vote under Colorado Law and SSDI's Articles of Incorporation.

               (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be and remain in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending, which could reasonably be expected to have a Material Adverse Effect on Nayna, either individually or combined with the Surviving Corporation after the Effective Time, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

               (c) Governmental Approval. Nayna, SSDI and Merger Sub shall have timely obtained from each Governmental Entity all approvals, waivers and consents, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state blue sky laws and under HSR, other than filings and approvals relating to the Merger or affecting Nayna's ownership of SSDI or any of its properties if failure to obtain such approval, waiver or consent could not reasonably be expected to have a Material Adverse Effect on Nayna after the Effective Time.

           7.2 Additional Conditions to the Obligations of Nayna and Merger Sub. The obligations of Nayna and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Nayna:

               (a) Representations, Warranties and Covenants. (i) The representations and warranties of SSDI in this Agreement shall be true and correct in all material respects, without regard to any qualification as to materiality contained in such representation or warranty, on and as of the date of this Agreement and on and as of the Closing as though such representations and warranties were made on and as of such time (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date).

               (b) Performance of Obligations. SSDI shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.

               (c) Certificate of Officers. Nayna and Merger Sub shall have received a certificate executed on behalf of SSDI by the chief executive officer and chief financial officer of SSDI certifying that the conditions set forth in Sections y7.2(a) and 7.2y(b) have been satisfied.

               (d) Third Party Consents. All consents or approvals required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

               (e) No Governmental Litigation. There shall not be pending or threatened any legal proceeding in which a Governmental Entity is or is threatened to become a party or is otherwise involved, and neither Nayna nor SSDI shall have received any communication from any Governmental Entity in which such Governmental Entity indicates the probability of commencing any legal proceeding or taking any other action: (i) challenging or seeking to restrain or prohibit the consummation of the Merger; (ii) relating to the Merger and seeking to obtain from Nayna or any of its Subsidiaries, or SSDI, any damages or other relief that would be material to Nayna; (iii) seeking to prohibit or limit in any material respect Nayna's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of SSDI; or
(iv) that would materially and adversely affect the right of Nayna or SSDI to own the assets or operate the business of SSDI.

               (f) No Other Litigation. There shall not be pending any legal proceeding: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement;
(ii) relating to the Merger and seeking to obtain from Nayna or any of its Subsidiaries, or SSDI, any damages or other relief that would be material to Nayna; (iii) seeking to prohibit or limit in any material respect Nayna's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to any of SSDI Capital Stock; or (iv) which would affect adversely the right of Nayna or SSDI to own the assets or operate the business of SSDI.

               (g) Employees. As of the Closing, there shall be sufficient SSDI employees, in Nayna's reasonable good faith determination, to permit Nayna to continue to operate the business of SSDI in the ordinary course of business following the Closing.

               (h) No Material Adverse Change. There shall not have occurred any change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of SSDI, taken as a whole, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on SSDI.

               (i) Investor Representation Statement; Number of Shareholders. Each of the SSDI's shareholders shall have delivered to Nayna a signed Investor Representation Statement in substantially the form attached hereto as Exhibit D and each such Statement shall be in full force and effect, and there shall be no more than thirty-five (35) SSDI shareholders who are both (i) U.S. persons as defined under Regulation S under the Securities Act (a "U.S. Person"); and (ii) not "accredited investors" as defined in Rule 501 under the Securities Act.

               (j) Purchaser Representative. There shall be a Purchaser Representative, as defined in Regulation D under the Securities Act, reasonably satisfactory to Nayna, representing each holder of SSDI Capital Stock who is a U.S. Person and not an "accredited investor" as defined in Rule 501 under the Securities Act, and such Purchaser Representative shall have executed and delivered documentation reasonably satisfactory to Nayna.

               (k) Offer Letters and Non-Competition and Non-Solicitation Agreements. The employees of SSDI set forth in Section y3.18 of the SSDI Disclosure Schedule shall have accepted employment with Merger Sub pursuant to the terms of a mutually-acceptable employment agreement or offer letter, as applicable, and shall have entered into a mutually-acceptable Non-Competition and Non-Solicitation Agreement.

               (l) Dissenters' Rights. Not more than five percent (5%) of the SSDI Capital Stock outstanding immediately prior to the Effective Time shall be eligible as Dissenting Shares.

               (m) Opinion. Counsel for SSDI shall have delivered to Nayna an opinion in a form and substance reasonably satisfactory to Nayna and its counsel.

               (n) Financial Statements and Schedules. SSDI shall have delivered the SSDI Financial Statements and all schedules required to be delivered by SSDI pursuant to this Agreement, and the SSDI Financial Statements and such schedules shall be satisfactory to Nayna in its sole discretion.

               (o) Western Union. SSDI shall not have received from Western Union, its affiliates or representatives a notice of cancellation or termination or a request to modify or amend any terms of any existing agreement with Western Union.

           7.3 Additional Conditions to Obligations of SSDI. The obligations of SSDI and its shareholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by SSDI and its shareholders:

               (a) Representations, Warranties and Covenants. (i) The representations and warranties of Nayna and Merger Sub in this Agreement shall be true and correct in all material respects without regard to any qualification as to materiality contained in such representation or warranty on and as of the date of this Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of such time (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date).

               (b) Performance of Obligations. Nayna and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing.

               (c) Certificate of Officers. SSDI shall have received a certificate executed on behalf of Nayna and Merger Sub by the chief executive officer and chief financial officer of Nayna and Merger Sub, respectively, certifying that the conditions set forth in Sections y7.3(a) and y7.3(b) have been satisfied.

               (d) Separate Sale of SSDI Stock. The transactions contemplated by that certain stock purchase agreement of even date herewith by and among the shareholders of SSDI and the purchaser of SSDI stock shall have been consummated.

      8. Termination, Amendment and Waiver.

           8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Section y8.1(b) through Section y8.1(d), by written notice by the terminating party to the other party):

               (a) by the mutual written consent of Nayna and SSDI;

               (b) by either Nayna or SSDI if the Merger shall not have been consummated by July 15, 2005; provided, however, that the right to terminate this Agreement under this Section y8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

               (c) by either Nayna or SSDI if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, unless the party relying on such order, decree or ruling or other action has not complied with its obligations under this Agreement; or

               (d) by Nayna or SSDI, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in Section y7.1 or y7.2 (in the case of termination by Nayna) or Section y7.1 or y7.3 (in the case of termination by SSDI) not to be satisfied and (ii) shall not have been cured within ten (10) business days following receipt by the breaching party of written notice of such breach from the other party.

           8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section y8.1, there shall be no liability or obligation on the part of Nayna, SSDI, Merger Sub or their respective officers, directors, or stockholders, except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided, however, that the provisions of Sections y6.5, y6.6, y6.13, and y10 shall remain in full force and effect and survive any termination of this Agreement.

           8.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

           8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

      9. Indemnification.

           9.1 Survival of Warranties. All representations and warranties made by SSDI herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing.

           9.2 SSDI Indemnification. (i) Subject to the limitations set forth in this Section y9, the shareholders of SSDI will jointly and severally indemnify and hold harmless Nayna and the Surviving Corporation and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may control Nayna or the Surviving Corporation within the meaning of the Securities Act from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by SSDI in this Agreement, the SSDI Disclosure Schedule or any exhibit or schedule to this Agreement.

           9.3 Nayna Indemnification. (i) Subject to the limitations set forth in this Section y9, Nayna will jointly and severally indemnify and hold harmless shareholders of SSDI and the Surviving Corporation and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may control shareholders of SSDI or the Surviving Corporation within the meaning of the Securities Act from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Nayna in this Agreement or any exhibit or schedule to this Agreement.

      10. General Provisions.

           10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (i) upon receipt if delivered personally; (ii) three (3) business days after being mailed by registered or certified mail, postage prepaid, return receipt requested; (iii) one (1) business day after it is sent by commercial overnight courier service; or (iv) upon transmission if sent via facsimile with confirmation of receipt to the parties at the following address (or at such other address for a party as shall be specified upon like notice:

               (a) if to Nayna or Merger Sub, to:

                   Nayna Networks, Inc.
                   180 Rose Orchard Way
                   San Jose, CA 95134
                   Attention:
                   Fax:
                   Tel:

                   with a copy to:

                   Hutchison & Mason, PLLC
                   3110 Edwards Mill Road
                   Raleigh, NC 27612
                   Attention: John M. Fogg
                   Fax: (919) 829-9696
                   Tel: (919) 829-9600

               (b) if to SSDI, to:

                   South Seas Data, Inc.
                   109 Inverness Drive East
                   Englewood, Colorado 80112
                   Attention:  John A. Marzano
                   Fax: (303) 649-1771
                   Tel: (303) 799-1500

                   with a copy to:

                   Banks & Imatani, P.C.
                   225 Union Blvd., Suite 310
                   Lakewood, CO 80228
                   Attention:  Edward Imatani, Esq.
                   Fax: (303) 984-5606
                   Tel: (303) 984-5605

           10.2 Definitions. In this Agreement any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, operations, results of operations or prospects of such entity and its subsidiaries, taken as a whole. In this Agreement any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters. In this Agreement, an entity shall be deemed to be a "Subsidiary" of a party if such party directly or indirectly owns, beneficially or of record, at least 50% of the outstanding equity or financial interests of such entity.

           10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

           10.4 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits and schedules hereto, including the SSDI Disclosure Schedule and the Nayna Disclosure Schedule: (a) together constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; and (b) are not intended to confer upon any other person any rights or remedies hereunder and shall not be assigned by operation of law or otherwise without the written consent of the other party.

           10.5 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

           10.6 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

           10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of California applicable to parties residing in California, without regard applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the County of Santa Clara, California in connection with any matter based upon or arising out of this Agreement or the matters contemplated hereby and it agrees that process may be served upon it in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

           10.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

           10.9 Amendment; Waiver. Any amendment or waiver of any of the terms or conditions of this Agreement must be in writing and must be duly executed by or on behalf of the party to be charged with such waiver. The failure of a party to exercise any of its rights hereunder or to insist upon strict adherence to any term or condition hereof on any one occasion shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms and conditions of this Agreement at a later date. Further, no waiver of any of the terms and conditions of this Agreement shall be deemed to or shall constitute a waiver of any other term of condition hereof (whether or not similar).

           10.10 Enforcement. In the event of any controversy, claim, dispute, or litigation between the parties hereto to enforce or interpret any of the provisions of this Agreement or any right of a party hereto, the non-prevailing party to such dispute or litigation agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys fees incurred by the prevailing party, including without limitation, fees incurred during a trial of any action and any fees incurred as a result of an appeal from a judgment entered in such litigation.

           10.11 Survival. The provisions set forth in Sections 6.6, 6.7, 6.8, 6.10, 6.11, 6.14, 9 and 10.10 hereof shall survive Closing.



                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

         IN WITNESS WHEREOF, SSDI, Nayna, Merger Sub and Shareholders' Agent have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.


SOUTH SEAS DATA, INC.


By: /s/ John A. Marzano
    ------------------------------------------
     John A. Marzano
     President


NAYNA NETWORKS, INC.


By: /s/ Naveen Bisht
   -------------------------------------------
     Naveen Bisht
     President and Chief Executive Officer


SSDI ACQUISITION CORPORATION


By: /s/ Naveen Bisht
   -------------------------------------------
     Naveen Bisht
     President and Chief Executive Officer

SHAREHOLDERS' AGENT


By: /s/ John A. Marzano
   -------------------------------------------
         John A. Marzano